Exhibit 99.2

Gruner + Jahr
Consumer Titles
Carve-Out Financial Statements
As of March 31, 2005, and for the Three
Months Ended March 31, 2005 and 2004

Gruner + Jahr Consumer Titles
Index
As of March 31, 2005, and for the Three Months Ended March 31, 2005 and 2004

Carve-Out Financial Statements (unaudited)
Carve-Out Balance Sheet	1
Carve-Out Statements of Operations	2
Carve-Out Statements of Changes in Divisional Equity	3
Carve-Out Statements of Cash Flows	4
Notes to Carve-Out Financial Statements	5-6

Gruner + Jahr Consumer Titles
Carve-out Balance Sheet (unaudited)
March 31, 2005

(amounts in thousands)

Assets
Current assets
Accounts receivable, net of allowance for doubtful accounts of $815	$46,525
Inventories, net	17,379
Prepaid and other current assets	2,110
Total current assets	66,014
Property, plant and equipment, net	7,876
Goodwill	98,485
Total assets	$172,375

Liabilities and Divisional Equity
Current liabilities
Accounts payable	$259
Accrued expenses and other liabilities	18,536
Deferred income	40,499
Total current liabilities	59,294
Long-term liabilities
Deferred tax liability	584
Total liabilities	59,878
Divisional equity	112,497
Total liabilities and divisional equity	$172,375

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statements of Operations (unaudited)
Three Months Ended March 31, 2005 and 2004

(amounts in thousands)	2005	2004

Net revenues
Advertising	$43,645	$46,264
Circulation	12,876	13,778
Other	1,039	740
Total net revenues	57,560	60,782

Operating costs and expenses
Production, distribution and other direct costs	29,611	29,635
Selling, general and administrative expenses	23,511	27,536
Depreciation and amortization	648	720
Total operating costs and expenses	53,770	57,891
Earnings before income taxes	3,790	2,891
Income taxes	41	31
Net earnings	$3,749	$2,860

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statements of Changes in Divisional Equity (unaudited)
Three Months Ended March 31, 2005 and 2004

(amounts in thousands)	2005	2004

Balance as of January 1,	$ 113,394	$ 117,886
Net earnings	3,749	2,860
Net distributions to G+J Printing & Publishing Co.	(11,216)	(5,831)
Allocated charges funded by Publishing	6,570	6,097
Balance as of March 31,	$ 112,497	$ 121,012

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statements of Cash Flows (unaudited)
Three Months Ended March 31, 2005 and 2004

(amounts in thousands)	2005	2004

Cash flows from operating activities
Net cash provided by (used in) operating activities	$4,742	$(77)

Cash flows from investing activities
Capital expenditure	(96)	(189)
Net cash used in investing activities	(96)	(189)

Cash flows from financing activities
Net distributions to G+J Printing & Publishing Co.	(11,216)	(5,831)
Funding of allocated charges by G+J Publishing	6,570	6,097
Net cash (used in) provided by financing activities	(4,646)	266
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at January 1	-	-
Cash and cash equivalents at March 31	$-	$-

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Notes to Carve-out Financial Statements (unaudited)
As of March 31, 2005, and for the Three Months Ended March 31, 2005 and 2004

(amounts in thousands unless otherwise indicated)
  Organization and Background

  The seven magazine titles: Parents, Child, Family Circle, Fitness, Ser Pardres, Baby and Expecting (collectively referred to as the "G+J Consumer Titles"), were published by Gruner + Jahr USA Publishing ("G+J Publishing"), a division of Gruner + Jahr Printing & Publishing Co., a Delaware Partnership (the "Partnership") through June 30, 2005. As of July 1, 2005, the G+J Consumer Titles were purchased by Meredith Corporation for $350 million in cash.

  Summary of Significant Accounting Policies

  Basis of Presentation

  The carve-out financial statements reflect the financial position, results of operations and cash flows of the G+J Consumer Titles as of March 31, 2005, and for the three months ended March 31, 2005 and 2004, as if they were a separate entity. As the G+J Consumer Titles consist solely of seven magazines and were part of G+J Publishing, a division of the Partnership, no separate financial statements were prepared in accordance with accounting principles generally accepted in the United States of America in the normal course of operations.

  The carve-out financial statements include allocations of assets (including inventory), liabilities (including certain accrued expenses), and expenses (including legal, accounting, tax, employee benefits, insurance services, data services and other G+J Publishing corporate overhead) relating to the G+J Consumer Titles. The allocation methodologies have been described within the accompanying notes and management believes that these allocations are reasonable to present the financial position, results of operations and cash flows of the G+J Consumer Titles on a stand-alone basis. However, the financial position, results of operations and cash flows of the G+J Consumer Titles may differ from those that would have been achieved had the G+J Consumer Titles been a stand-alone entity during the period presented.

  Intercompany accounts between G+J Publishing and the G+J Consumer Titles have been included in divisional equity. All significant accounts and transactions between the G+J Consumer Titles have been eliminated.

  The carve-out financial statements as of March 31, 2005, and for the three months ended March 31, 2005 and 2004, are unaudited but, in management's opinion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The interim period carve-out financial statements, including the related notes, are presented in accordance with generally accepted accounting principles in the United States of America. These interim period carve-out financial statements should be read in conjunction with the G+J Consumer Titles audited carve-out financial statements for the year ended December 31, 2004.

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include the allocation of costs by G+J Publishing and the assessment of the collectibility of accounts receivable, use and recoverability of inventories, useful lives for amortization periods, and recoverability of goodwill, among others. Actual results could differ from those estimates.

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements (unaudited)
  As of March 31, 2005, and for the Three Months Ended March 31, 2005 and 2004

  (amounts in thousands unless otherwise indicated)

  Allocation of Selling, General and Administrative Expenses

  The financial statements include costs allocated to G+J Consumer Titles from G+J Publishing consisting of corporate overhead for services and administrative functions shared by all G+J Publishing titles, which include, but are not limited to, executive management costs, salaries and fringe benefits, rent, and telephone. These costs are allocated based upon operating expenses and headcount. These allocations may not reflect the actual financial resources or expenses that the G+J Consumer Titles might have incurred as a stand-alone entity. The allocated expenses totaled approximately $6.6 million and $6.1 million for the three months ended March 31, 2005 and 2004, respectively, and are included in selling, general and administrative expenses.

  Allocation of Selling, General and Administrative Expenses

  The financial statements include costs allocated to G+J Consumer Titles from G+J Publishing consisting of corporate overhead for services and administrative functions shared by all G+J Publishing titles, which include, but are not limited to, executive management costs, salaries and fringe benefits, rent, and telephone. These costs are allocated based upon operating expenses and headcount. These allocations may not reflect the actual financial resources or expenses that the G+J Consumer Titles might have incurred as a stand-alone entity. The allocated expenses totaled approximately $6.6 million and $6.1 million for the three months ended March 31, 2005 and 2004, respectively, and are included in selling, general and administrative expenses.

  Inventory

  Inventory consists of the following:

2005

Raw materials and supplies	$15,694
Work in progress	1,650
17,344
LIFO reserve	114
Obsolescence reserve	(79)
$17,379
  Goodwill

  Goodwill relates to the historical acquisition of Family Circle and pursuant to the adoption of Statement of Financial Accounting Standards No. 142, is accordingly not being amortized.

2005

Goodwill	$265,335
Less: Accumulated amortization	(166,850)
$98,485

  Commitments and Contingencies

Circulation Contingencies

In July 2005, the Audit Bureau of Circulation ("ABC") communicated their intention to re-evaluate previously audited circulation statistics of magazines that generated subscription sales through certain agents. Since the G+J Consumer titles utilized subscription agents in the normal course of business, there is a potential that certain previously audited circulation statistics could be re-evaluated and classified differently by the ABC. The potential exposure has not been reflected in the carve-out financial statements as management is currently unable to predict the outcome of the ABC's additional audit procedures and whether the findings, if any, would have an impact on previous commitments made to advertisers.